Exhibit 99.1


NEWS RELEASE

   CLEARWIRE SECURES $900M IN FINANCING ROUND LED BY INTEL
    CAPITAL AND ANNOUNCES THE SALE OF NEXTNET WIRELESS TO
                          MOTOROLA

Transactions to Accelerate the Development and Deployment of
                       WiMAX Networks

   $600M Investment from Intel Capital, the Largest in its
                           History

   Clearwire Selects Motorola to Supply Wireless Broadband
                          Equipment

KIRKLAND, Wash., SANTA CLARA, Calif., and SCHAUMBURG, Ill.

(July 5, 2006) - Clearwire Corporation, a high-speed

wireless broadband services provider founded by Craig McCaw,

today announced a series of transactions with Intel Capital,

the venture capital investment arm of Intel Corporation,

Motorola and Motorola Ventures to accelerate the development and deployment of portable and mobile WiMAX networks based

on the IEEE 802.16e-2005 standard. The transactions include

Intel Capital's investment of $600 million as part of a $900 million private financing round and Motorola's acquisition

of Clearwire's subsidiary NextNet Wireless, a leading

provider of OFDM-based non-line-of-sight (NLOS) wireless

broadband infrastructure equipment. Motorola Ventures is

also participating in the financing round.

     Following closing of the transactions, Motorola will

supply wireless broadband equipment for Clearwire's existing and future networks globally. To hasten the proliferation of mobile WiMAX in PC clients, Intel will work to enable the

inclusion of WiMAX chipsets in next generation mobile

computing platforms. All three parties will contribute

significant research and development resources to evolve

NextNet Wireless' pre-WiMAX technologies.

     "The size of this investment from Intel Capital

underscores our commitment to supporting wireless broadband

using WiMAX networks in the United States," said Intel

Capital President Arvind Sodhani. "Our collaboration with

Clearwire and Motorola builds on the foundation of previous

WiMAX network deployment investments made by Intel Capital

throughout the world to bring the benefits of mobile high-

speed and content-rich Internet access to wireless broadband users."

     "Wi-Fi has become an essential part of people's lives.

WiMAX is next. It is rapidly moving from a technology

initiative to real deployments," said Sean Maloney Intel

executive vice president and general manager, Mobility

Group. "As Intel plans the integration of mobile WiMAX into

our Centrino Mobile Technology notebook platforms, it is

incredibly important to collaborate with the broadband

wireless providers who will offer WiMAX services. This

investment in Clearwire will lay the foundation for high-

speed mobile broadband services across North America."

     As part of the transaction, Motorola will acquire

Clearwire's subsidiary NextNet Wireless, one of the

industry's leading fixed and portable NLOS wireless

broadband equipment suppliers, for an undisclosed amount.

NextNet's wireless access products are currently deployed by carriers on five continents. Acquiring NextNet broadens

Motorola's global portfolio of solutions to serve the

rapidly growing need for wireless broadband equipment.

      "We look forward to accelerating the benefits of WiMAX

low-cost, high-speed wireless internet access to consumers

around the world," said Greg Brown, president of Motorola's

networks and enterprise business. "Our acquisition of

NextNet furthers

Motorola's strategy to continue to expand and profitably

grow our wireless broadband business and furthers our

efforts in seamless wireless broadband mobility."

     "Collaborating with Intel and Motorola significantly

advances our vision for fixed, portable and mobile wireless

broadband services," said Craig McCaw, founder, chairman,

and co-CEO of Clearwire. "Wireless broadband networks will

enable the creation and delivery of differentiated services

and applications that enhance the way people communicate and experience the Internet."

     "These agreements mark a significant milestone for

Clearwire," said Ben Wolff, co-CEO of Clearwire. "We believe that there is strong demand for wireless broadband

connectivity that is simple, fast, reliable and

affordable. Working together with Intel and Motorola to

deploy mobile WiMAX technology will provide us with the

benefits of a standards-based platform, which will further

enhance our efforts to address this demand."

     Closing of the transactions is subject to regulatory

approval and certain closing conditions.


About Intel Capital
Intel Capital, Intel's venture capital organization, makes equity investments in innovative technology start-ups and companies worldwide. Intel Capital invests in a broad range of companies offering hardware, software and services targeting enterprise, home, mobility, health, consumer Internet and semiconductor manufacturing. Since 1991, Intel Capital has invested more than US$4 billion in more than 1,000 companies spanning more than 30 countries. During this time, about 160 portfolio companies have been acquired and another 150 have gone public on exchanges around the world. In 2005, Intel Capital invested about US$265 million in about 140 deals with approximately 60 percent of funds invested outside the United States. For more information on Intel Capital and its differentiated advantages, visit www.intelcapital.com.

About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of Seamless Mobility, the people of Motorola are committed to helping you get and stay connected simply and seamlessly to the people, information, and entertainment that you want and need. We do this by designing and delivering "must have" products, "must do" experiences and powerful networks -- along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $36.8 billion in 2005. For more information about our company, our people and our innovations, please visit www.motorola.com

About Clearwire
Clearwire, founded by Craig McCaw, is a provider of reliable, wireless high-speed Internet and Internet Phone Service. Clearwire has launched wireless high-speed Internet service in 27 metro markets, covering more than 200 cities and towns in Alaska, California, Florida, Hawaii, Idaho, Minnesota, Nevada, North Carolina, Oregon, Texas, Washington and Wisconsin, as well as Ireland, Belgium, Denmark (under the Clearwire name with our partner Danske Telecom) and Mexico (via our partner MVSNet). For more information, visit www.clearwire.com.

About NextNet(R) Wireless, Inc.
Next Net is one of the industry's most widely deployed providers of pre-Mobile WiMAX broadband wireless access systems. Founded in 1998, NextNet moved into a leadership position in broadband wireless in January 2000, after introducing the industry's first non-line-of-sight (NLOS) plug-and-play platform for delivery of high-speed wireless Internet services. Today, NextNet's user-friendly Expedience(R) platform is delivering fixed and portable NLOS services over licensed frequencies on five continents. For more information, visit www.nextnetwireless.com.

Intel and the Intel logo are trademarks or registered trademarks of Intel Corporation or its subsidiaries in the United States and other countries.

* Other names and brands may be claimed as the property of others.


Intel Safe Harbor Statement Under the Private Securities
Litigation Reform Act of 1995:

This release contains forward-looking statements based on projections and assumptions about Intel products and market
segments and about the pending acquisition.   Words such as
"anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and their
variations identify forward-looking statements.   Statements
that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Forward-looking statements include statements regarding expectations for enabling inclusion of WiMAX chipsets in next generation mobile computing platforms and integration of mobile WiMAX into Centrino Mobile Technology platforms, and the expected closing of the transaction. These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the fact that the closing of the transaction may be delayed or may not occur, including risks relating to satisfaction of the conditions to closing of the transaction, risks related to product roadmap projections that are affected the timing and execution of the manufacturing ramp, product defects and errata, changes in the timing of qualifying products for sale and changes in customer demand. For a variety or reasons, Intel may decide that the product might not be sufficiently competitive in the relevant market segment or for technological or marketing reasons, may decide to offer a different product instead. For other factors that could cause Intel's results to vary from expectations, please see the risks detailed from time to time in Intel's filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended April 1, 2006. Intel undertakes no obligation to revise or update publicly any forward-looking statements.

For More Information:

Intel
Kent Cook
503-264-4399
kent.l.cook@intel.com
Amy Martin
408-653-6622
amy.martin@intel.com

Motorola
Jennifer Weyrauch
+1-847-435-5320
Jennifer.weyrauch@motorola.com

Clearwire
Teresa Fausti-Blatt
425-828-8018
Teresa.Fausti-Blatt@clearwire.com